UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2011

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-32033	36-4430020
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreements.  On March 8, 2011, TNS, Inc. (“TNS”) and its wholly owned subsidiary, Transaction Network Services, Inc. (collectively with TNS, the “Company”), following the approval of the Board of Directors, amended the employment agreements entered into by the Company with the following senior executives (each, an “Executive” and collectively, the “Executives”):  (i) Dennis Randolph, Jr., the Company’s Chief Financial Officer, and (ii) James T. McLaughlin, the Company’s General Counsel and Secretary (collectively, the “Amendments”).  Mr. Randolph has served as the Company’s Chief Financial Officer and Treasurer pursuant to an employment agreement dated August 2, 2007, and Mr. McLaughlin has served as the Company’s General Counsel and Secretary pursuant to an employment agreement dated January 8, 2007, the material terms of which employment agreements were summarized in the Company’s annual meeting proxy statement filed April 23, 2010.  A summary of the Amendments to those employment agreements effective as of January 1, 2011 is set forth below:

(i)            Dennis Randolph, Jr.  The term of Mr. Randolph’s employment agreement dated August 2, 2007 was extended through December 31, 2012.  Mr. Randolph’s annual base salary continues to be $371,850, subject to any annual review and possible increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. Randolph’s annual incentive bonus target was increased to 75% of his annual base salary and his annual long term incentive bonus award target continues to be 150% of his annual base salary.  Finally, Mr. Randolph is no longer entitled to certain supplemental health benefits nor a car allowance.

(ii)           James T. McLaughlin.  The term of Mr. McLaughlin’s employment agreement dated January 8, 2007 was extended through December 31, 2012.  Mr. McLaughlin’s annual base salary continues to be $351,850, subject to any annual review and possible increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. McLaughlin’s annual incentive bonus target was increased to 75% of his annual base salary and his annual long term incentive bonus award target continues to be 150% of his annual base salary.  Finally, Mr. McLaughlin is no longer entitled to certain supplemental health benefits nor a car allowance.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1                           Amendment No. 1 to Employment Agreement between the Company and Dennis L. Randolph, Jr.

10.2                           Amendment No. 1 to Employment Agreement between the Company and James T. McLaughlin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: March 10, 2010		/s/ Henry H. Graham, Jr.
	By:	Henry H. Graham, Jr.
	Its:	Chief Executive Officer